Exhibit 99.7

INTERCREDITOR AGREEMENT

Dated as of June 27, 2014

BANK OF AMERICA, N.A.,

as First Lien Agent

and

CRYSTAL FINANCIAL SBIC LP

as Term Agent

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

9.13	Entire Agreement	38
9.14	Counterparts	39
9.15	No Third Party Beneficiaries	39
9.16	Provisions Solely to Define Relative Rights	39
9.17	Costs and Attorneys Fees	39

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of June 27, 2014, and entered into by and between BANK OF AMERICA, N.A., in its capacity as agent under the ABL Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“ABL Agent”), and CRYSTAL FINANCIAL SBIC LP in its capacity as agent under the Term Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“Term Agent”).

RECITALS

SPORTS CHALET, INC, a Delaware corporation, (“Borrower”), SPORT CHALET VALUE SERVICES, LLC, a Virginia corporation (“SCVS”), and SPORT CHALET TEAM SALES, INC, a California corporation (“SCTS”, and together with SCVS and Borrower, individually, an “Obligor” and collectively, “Obligors”), the lenders party thereto, and ABL Agent, have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of October 18, 2010 providing for a revolving credit facility (the “ABL Loan Agreement”);

Obligors, the lenders party thereto, and Term Agent, have entered into that certain Term Loan and Security Agreement dated as of the date hereof providing for a term loan facility (the “Term Loan Agreement”);

The obligations of Obligors under the ABL Loan Agreement are to be secured by liens on substantially all the assets of Obligors;

The obligations of Obligors under the Term Loan Agreement are to be secured by liens on substantially all the assets of Obligors;

Each of the ABL Agent (on behalf of the ABL Claimholders) and the Term Agent (on behalf of the Term Loan Claimholders) and by their acknowledgment hereof, the Obligors desire to agree to the relative priority of the liens on the Collateral and certain other rights, priorities, and interest as provided herein; and

ABL Agent and Term Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

ABL Agent: has the meaning set forth in the recitals to this Agreement.

ABL Borrowing Base: shall mean, as of any date of determination thereof, the “Borrowing Base” as defined in the ABL Loan Agreement and reflected on the Borrowing Base Certificate delivered by any Obligor to ABL Agent as of the date of determination.

ABL Cap: shall mean, on any date of determination thereof, the lesser of

(a) the result of (i) $80,000,000, minus (ii) the amount of all permanent reductions of the commitments under the ABL Loan Agreement (other than in connection with a Refinancing thereof); and

(b) the result of (i) the ABL Borrowing Base, plus (ii) (A) if no Inadvertent Overadvance Period exists with respect to the Borrower, Protective Overadvances in an amount up to $3,000,000 or (B) if an Inadvertent Overadvance Period exists with respect to the Borrower, the sum of (1) Protective Overadvances in an amount up to $3,000,000, plus (2) the Inadvertent Overadvance Amounts.

ABL Claimholders: at any relevant time, the holders of ABL Obligations at that time, including ABL Lenders and ABL Agent.

ABL Collateral Documents: the ABL Loan Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted by such Obligor for the benefit of the ABL Claimholders securing any ABL Obligation or under which rights or remedies with respect to such Liens are governed.

ABL Lenders: the “Lenders” as defined in the ABL Loan Agreement.

ABL Loan Agreement: has the meaning set forth in the recitals to this Agreement, and includes any restatement, Refinancing or replacement thereof made in compliance with the terms hereof.

ABL Loan Documents: the ABL Collateral Documents, the ABL Loan Agreement, this Agreement, and each of the other Loan Documents (as defined in the ABL Loan Agreement).

ABL Obligations: all Obligations (as defined in the ABL Loan Agreement), including without limitation all obligations and all amounts owing, due, or secured under the terms of the ABL Loan Agreement or any other ABL Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or Bank Product or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any ABL Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

ABL Post-Default Disposition: has the meaning set forth in Section 5.1(a)

ABL Priority Obligations: all ABL Obligations exclusive of the Excess ABL Obligations, which Excess ABL Obligations shall be excluded from (and shall not constitute) ABL Priority Obligations.

ABL Recovery: has the meaning set forth in Section 6.7(a).

Agent: means ABL Agent or Term Agent, as applicable.

Agreement: has the meaning set forth in the recitals to this Agreement.

Bank Product Cap: $1,000,000.

Bank Product Obligations: the “Bank Product Debt,” as that term is defined in the ABL Loan Agreement as in effect on the date hereof.

Bank Product Reserve: the “Bank Product Reserve,” as that term is defined in the ABL Loan Agreement as in effect on the date hereof.

Bankruptcy Code: Title 11 of the United States Code.

Bankruptcy Law: the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

Borrowing Base Certificate: the “Borrowing Base Certificate” as that term is defined in the ABL Loan Agreement as in effect on the date hereof.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are closed in North Carolina, New York or California.

Claimholders: ABL Claimholders and Term Loan Claimholders.

Collateral: all of the assets and property of each Obligor, whether real, personal or mixed with respect to which a Lien (including without limitation, by way of collateral assignment) has been granted by an Obligor in favor of the ABL Agent and the Term Agent.

Collateral Documents: with respect to the ABL Claimholders, all ABL Collateral Documents, and with respect to the Term Loan Claimholders, all Term Loan Collateral Documents.

Discharge of ABL Priority Obligations: except to the extent otherwise expressly provided in Section 5.5:

(a) payment in full in cash of the ABL Priority Obligations (other than outstanding Letters of Credit and Bank Product Obligations and then unasserted contingent obligations);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Priority Obligations; and

(c) termination or cash collateralization or backstop letters of credit (in an amount and in the manner provided for in the ABL Loan Agreement as in effect on the date hereof) of all outstanding Letters of Credit and all Bank Product Obligations, but only to the extent such Letters of Credit and Bank Product Obligations constitute ABL Priority Obligations.

Discharge of Term Loan Priority Obligations: except to the extent otherwise expressly provided in Section 5.5, payment in full in cash of the Term Loan Priority Obligations (other than then unasserted contingent obligations).

Disposition or Dispose: the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

DIP Financing: has the meaning set forth in Section 6.3(a).

Excess ABL Obligations: the sum of (a) (i) the portion of the principal amount of the loans outstanding under the ABL Loan Documents, plus (ii) the undrawn amount of all outstanding Letters of Credit, that in the aggregate exceed the ABL Cap (without giving effect to the LC Reserve) plus (b) the outstanding amount of the Bank Product Obligations in excess of the Bank Product Cap, plus (c) the portion of interest and fees on account of such portion of the loans, Letters of Credit, and Bank Product Obligations described in clauses (a) and (b) of this definition.

Excess Term Loan Obligations: the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Documents in excess of the Term Loan Cap, plus (b) the portion of interest and fees on account of such portion of the loans described in clause (a) of this definition.

Exercise any Secured Creditor Remedies or Exercise of Secured Creditor Remedies: (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or any diligently pursued action to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the ABL Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Obligor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral granted by a Obligor to the extent undertaken and being diligently pursued to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers (other than pursuant to Section 10.1.1 of the ABL Loan Agreement or Section 10.1.1 of the Term Loan Agreement), auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral granted by a Obligor to the extent undertaken and being diligently pursued to consummate the Disposition of such Collateral within a commercially reasonable time, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the ABL Loan Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (h) the pursuit of Post-Default Lender Dispositions relative to all or a material portion of the Collateral granted by a Obligor to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, or (i) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Obligor or any assets of any Obligor.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Inadvertent Overadvance Amounts: shall mean the aggregate amount of all Overadvances resulting from any and all Inadvertent Overadvances.

Inadvertent Overadvance Period: shall mean the period of time following the occurrence of an Inadvertent Overadvance and continuing until such time as no Inadvertent Overadvance is outstanding; provided that any repayments with respect to such Overadvances shall be applied first to Inadvertent Overadvances and second to Protective Overadvances.

Inadvertent Overadvances: shall mean the funding of any loan or advance under the ABL Loan Agreement or the issuance, renewal or amendment of a Letter of Credit by an Issuing Bank which did not result in an Overadvance when made based upon the most recent Borrowing Base Certificate received by the ABL Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance as the result of any of the following which are beyond the reasonable control of the ABL Claimholders: (i) a decline in the value of the Collateral included in the (A) ABL Borrowing Base; or (B) a Term Loan Borrowing Base resulting in an increase in the Second Lien Deficiency Reserve, (ii) errors or fraud on a Borrowing Base Certificate, or (iii) the return of uncollected checks or other items of payment applied to the reduction of ABL Obligations, or (iv) any other circumstance beyond the reasonable control of the ABL Agent or the ABL Lenders that results in the reduction of the realizable value of the ABL Borrowing Base.

Insolvency Proceeding: any case or proceeding commenced by or against a Obligor under any Bankruptcy Law or any agreement of such Obligor to, (a) the entry of an order for relief under any Bankruptcy Law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Obligor or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

Junior DIP Financing: a DIP Financing to the Obligors in any Insolvency Proceeding so long as the Liens securing such DIP Financing are junior and subordinate in priority in all respects to the Liens securing the ABL Obligations.

LC Reserve: any “LC Reserve” as that term is defined in the ABL Loan Agreement as in effect on the date hereof.

Letters of Credit: the “Letters of Credit,” as that term is defined in the ABL Loan Agreement as in effect on the date hereof.

Lien: any Person’s interest in property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting property.

Lien Protection Notice: written notice by ABL Agent or Term Agent given to the other Agent of any action taken after the date hereof by ABL Agent or Term Agent, respectively (together with copies of any financing statement (including any amendment thereto or continuation thereof), mortgage or other perfection document (including any federal U.S. Copyright Office or U.S. Patent and Trademark Office intellectual property lien filing, any account control agreement, or any marking of a legend on any chattel paper) filed, recorded or obtained by ABL Agent or Term Agent, respectively), which action was taken to perfect, continue the perfection, or enhance the perfected status of any Lien of ABL Agent or Term Agent, respectively, on any Collateral.

Obligations: means the ABL Obligations or the Term Loan Obligations, as the context may require.

Obligors: has the meaning set forth in the Recitals of this Agreement and each other person that may from time to time execute and deliver an ABL Collateral Document or a Term Loan Collateral Document as a “debtor,” “obligor,” “guarantor”, or “pledgor” (or the equivalent thereof).

Overadvance any “Overadvance” as such term is defined in the ABL Loan Agreement as in effect on the date hereof.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Pledged Collateral: has the meaning set forth in Section 5.4(a).

Post-Default Lender Disposition: means either an ABL Post-Default Disposition or Term Loan Post-Default Disposition, as applicable.

Protective Overadvances: any “Protective Advance” as such term is defined in the ABL Loan Agreement.

Purchase Notice: has the meaning set forth in Section 5.6(a).

Refinance: in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents, provided that the terms of such indebtedness shall not contravene the provisions of this Agreement. “Refinanced” and “Refinancing” shall have correlative meanings. For the avoidance of doubt, any DIP Financing provided by one or more ABL Claimholders which repays the ABL Obligations shall be deemed a Refinancing of the ABL Obligations.

Release Event: means with respect to Collateral, prior to the date upon which the ABL Priority Obligations have been paid in full (a) the Disposition of all or any portion of the Collateral by the ABL Agent in connection with the Exercise of Secured Creditor Remedies or (b) the Disposition of all or any portion of the Collateral by any Obligor for fair market value, at any time after the occurrence and during the continuance of an Event of Default under the ABL Collateral Documents in a commercially reasonable manner.

Reserves: mean the “Availability Reserve” (as defined in the ABL Loan Agreement) as in effect on the date hereof.

Second Lien Deficiency Reserve: has the meaning set forth in the ABL Loan Agreement as in effect as of the date hereof.

Standstill Notice: a written notice from the Term Agent to the ABL Agent that a Term Loan Default has occurred and is continuing and Term Agent intends to exercise or seek to exercise any Exercise of Secured Creditor Remedies with respect to any Collateral.

Standstill Period: means (a) with respect to an Event of Default (as defined in the Term Loan Agreement) under Section 11.1(j) of the Term Loan Agreement, three (3) Business Days, (b) with respect to any Term Loan Specified Default, (x) sixty (60) days for the period commencing on October 1 of each year and continuing to and including February 28 of the following year, and (y) forty five (45) days at all other times within each year, and (c) with respect to any other Term Loan Default, (x) ninety (90) days for the period commencing on October 1 of each year and continuing to and including February 28 of the following year, and (y) seventy five (75) days at all other times within each year, in each case commencing on the date on which the ABL Agent receives the applicable Standstill Notice.

Subsidiary: any entity at least 50% of whose voting securities or equity interests are owned by a Person (including indirect ownership by such Person through other entities in which the Person directly or indirectly owns 50% of the voting securities or equity interests).

Term Agent: has the meaning set forth in the recitals to this Agreement.

Term Loan Agreement: has the meaning set forth in the recitals to this Agreement.

Term Loan Cap: the result of (a) $16,500,000, plus (b) the amount of any interest or fees that have accrued and been added to the principal amount, minus (c) the aggregate amount of all payments of the principal of the obligations under the Term Loan Documents (other than payments of such obligations in connection with a Refinancing thereof).

Term Loan Claimholders: at any relevant time, the holders of Term Loan Obligations at that time, including Term Loan Lenders and the Term Agent.

Term Loan Collateral Documents: the “Security Documents” as such term is defined in the Term Loan Agreement.

Term Loan Default: any “Event of Default”, as such term is defined in any Term Loan Document.

Term Loan Documents: the Term Loan Collateral Documents, the Term Loan Agreement and each of the other Loan Documents (as defined in the Term Loan Agreement), this Agreement, and each of the other documents entered into in connection with the Term Loan Agreement.

Term Loan Lenders: has the meaning set forth in the recitals to the Agreement.

Term Loan Obligations: all obligations and all amounts owing, due, or secured under the terms of the Term Loan Agreement or any other Term Loan Document, whether now existing or arising hereafter, including all principal, premium, make whole payments, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

Term Loan Specified Default: a Term Loan Default under Section 5.3.2 (Borrowing Base), Section 7.2.1 (Deposit Accounts), 8.1 (Borrowing Base Certificates), 8.2.4 (Maintenance of Dominion Account) (subject to Section 10.1.14(c) of the Term Loan Agreement), 8.2.5 (Deposits and other Proceeds of Collateral), 10.1.13 (Second Lien Deficiency Reserve), in each case of the Term Loan Agreement.

Triggering Event: (a) the acceleration of the ABL Priority Obligations, (b) ABL Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, (c) the commencement of an Insolvency Proceeding with respect to any Obligor, (d) the occurrence of a Release Event, or (e) the expiration of the Standstill Period.

UCC: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the ABL Loan Agreement. Unless the context requires otherwise:

(a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced in accordance with this Agreement;

(b) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c) any definition of or reference to ABL Obligations or the Term Loan Obligations herein shall be construed as referring to the ABL Obligations or the Term Loan Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced;

(d) any reference herein to any person shall be construed to include such person’s successors and assigns;

(e) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Term Loan Obligations granted with respect to all present and future Collateral or of any present or future Liens securing the ABL Obligations granted with respect to the Collateral and notwithstanding any contrary provision contained in any UCC financing statement, of the UCC or any other applicable law or the Term Loan Documents, or (subject to the last paragraph of this Section 2.1) any defect or deficiencies in, or avoidance of, the Liens securing the ABL Obligations or the Term Loan Obligations, the Term Agent and ABL Agent each hereby agree that:

(a) subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1, any Lien with respect to the Collateral securing any ABL Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent or any ABL Claimholders or any agent or trustee therefore shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Term Loan Obligations;

(b) subject to the last sentence of this Section 2.1 and to the provisions of Section 4.1, any Lien with respect to the Collateral securing any Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Collateral securing any ABL Priority Obligations;

(c) subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Collateral securing any Term Loan Priority Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be senior in all respects to all Liens with respect to the Collateral securing any Excess ABL Obligations (notwithstanding anything to the contrary contained in any UCC financing statement);

(d) subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Collateral securing any Term Loan Priority Obligations (notwithstanding anything to the contrary contained in any UCC financing statement);

(e) subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Collateral securing any Excess ABL Obligations now or hereafter held by or on behalf of, or created for the benefit of, ABL Agent, any ABL Claimholders or any agent or trustee therefor shall be senior in all respects to all Liens with respect to the Collateral securing any Excess Term Loan Obligations;

(f) subject to the last sentence of this Section 2.1, and to the provisions of Section 4.1, any Lien with respect to the Collateral securing any Excess Term Loan Obligations now or hereafter held by or on behalf of, or created for the benefit of, Term Agent, any Term Loan Claimholders or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens with respect to the Collateral securing any Excess ABL Obligations;

(g) the ABL Agent on behalf of itself and the ABL Claimholders hereby agree that provisions of UCC financing statements listing the ABL Agent as secured party that prohibit the Obligors from granting Liens to third parties shall not apply to any Term Loan Claimholders.

The foregoing and any other provision to the contrary contained in this Agreement notwithstanding, (i) the subordination of Liens provided for in this Agreement shall cease to be effective with respect to any part of the Collateral from and after the date on which the Liens of ABL Agent and ABL Claimholders, or Term Agent or Term Loan Claimholders, as applicable, are declared, or ruled to be, invalid, defective, deficient, unenforceable, void or not allowed or are equitably subordinated by a court of competent jurisdiction in a final, non-appealable order (“Lien Avoidance”) to the extent as a result of (x) any action taken by ABL Agent, ABL Claimholders, Term Agent, or Term Loan Claimholders, as applicable, or (y) any failure by ABL Agent or Term Agent, as applicable, to take any action, in each of clauses (x) and (y) with respect to, as it relates to such Person’s Liens on the Collateral, the failure to file or record any financing statement (including any amendment thereto or continuation thereof), mortgage or other perfection document (including any federal U.S. Copyright Office or U.S. Patent and Trademark Office intellectual property lien filing, any account control agreement, or any marking of a legend on any chattel paper), respectively, (a “Perfection Failure”) in which event Term Agent and Term Loan Claimholders, or ABL Agent and ABL Claimholders, respectively, not subject to a Perfection Failure shall be entitled to receive and retain, from and after such date, all proceeds with respect to such Collateral to the extent the Liens of Term Agent and Term Loan Claimholders, or of ABL Agent and ABL Claimholders, respectively, not subject to a Perfection Failure are valid, enforceable, not void and allowed with respect to such Collateral (provided that if ABL Agent or Term Agent which is the subject of a Perfection Failure has not been given a Lien Protection Notice from the other Agent as to action taken by the other Agent, which, if such action had been promptly taken by ABL Agent or Term Agent, respectively, would have resulted in the applicable Liens not being subject to Lien Avoidance, then this clause (i) shall not be applicable to such Lien Avoidance such that the subordination of Liens of Term Agent or ABL Agent, respectively, not subject to a Perfection Failure as otherwise provided for in this Agreement shall remain effective (and the inapplicability of this clause (i) shall be the sole consequence of any failure to provide a Lien Protection Notice), and (ii) except as expressly provided in this Agreement, each of ABL Agent and Term Agent agrees not to contractually subordinate its Lien in any Collateral to the Lien of any other creditor of Obligors without the prior written consent of Term Agent or ABL Agent, respectively.

2.2 Prohibition on Contesting Liens. Each of Term Agent, for itself and on behalf of each Term Loan Claimholder, and ABL Agent, for itself and on behalf of each ABL Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any ABL Claimholders in the Collateral or by or on behalf of any Term Loan Claimholders in the Term Loan Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of ABL Agent, any ABL Claimholder, Term Agent, or any Term Loan Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the ABL Obligations as provided in Sections 2.1 and 3.

2.3 New Liens. Whether or not an Insolvency Proceeding has been commenced by or against any Obligor, the parties hereto agree that no Obligor shall:

(a) so long as the Discharge of ABL Priority Obligations has not occurred, grant any additional Liens on any asset to secure any Term Loan Obligation unless such Obligor gives ABL Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien on such asset to secure the ABL Obligations concurrently with the grant of a Lien thereon in favor of Term Agent; or

(b) so long as the Discharge of Term Loan Priority Obligations has not occurred, grant any additional Liens on any asset to secure any ABL Obligations unless such Obligor gives Term Agent at least five (5) Business Days prior written notice thereof and unless such notice also offers to grant a Lien junior to the ABL Agent on such asset to secure the Term Loan Obligations concurrently with the grant of a Lien thereon in favor of ABL Agent.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to an Agent or Claimholders, each Agent, on behalf its Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.1.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral securing the ABL Obligations and the Term Loan Obligations be identical, and that all Obligors shall be party to the ABL Loan Documents and the Term Loan Documents. In furtherance of the foregoing and of Section 9.9, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by ABL Agent or Term Agent, to cooperate (and to direct their counsel to cooperate) from time to time in order to determine the specific items included in the Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Term Loan Documents; and

(b) upon request by Term Agent after the Discharge of the ABL Priority Obligations, unless contrary to law, ABL Agent will provide written notice thereof to each depository institution which maintains a Deposit Account or Security Account of any Obligor and which is subject to a control agreement and other party in possession or control of the Collateral with which ABL Agent has entered into a control agreement which has not been terminated (including, without limitation, landlords, warehousemen and other bailees) that such Collateral is to be held for the benefit of, and disposed of in accordance with the directions from, the Term Agent.

The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that ABL Agent or Term Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the ABL Loan Documents or Term Loan Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the ABL Obligations and the Term Loan Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3. Exercise of Remedies.

3.1 Standstill.

(a) Standstill by Term Agent. Until the Discharge of the ABL Priority Obligations, Term Agent and Term Loan Claimholders:

(i) will not exercise or seek to exercise any Exercise of Secured Creditor Remedies with respect to any Collateral prior to the expiration of the Standstill Period; provided, however, that in no event shall Term Agent or any Term Loan Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, ABL Agent or ABL Claimholders shall have commenced prior to the expiration of the Standstill Period and be diligently pursuing the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Collateral;

(ii) will not contest, protest, or object to any Exercise of Secured Creditor Remedies by ABL Agent or any ABL Claimholder and has no right to direct ABL Agent to Exercise any Secured Creditor Remedies or take any other action under the ABL Loan Documents other than with respect to the Second Lien Deficiency Reserve as set forth in the ABL Loan Agreement or as otherwise set forth in Section 5.8; and

(iii) will not object to (and waive any and all claims with respect to) the forbearance by ABL Agent or ABL Claimholders from Exercising any Secured Creditor Remedies.

3.2 Exclusive Enforcement Rights. (a) Until the Discharge of ABL Priority Obligations has occurred, subject to the first proviso to Section 3.1(a)(i), ABL Agent and ABL Claimholders shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Collateral without any consultation with or the consent of Term Agent or any Term Loan Claimholder. In connection with any Exercise of Secured Creditor Remedies, each of ABL Agent, ABL Claimholders, Term Agent and Term Loan Claimholders may, subject to the terms of this Agreement, enforce the provisions of the ABL Loan Documents and Term Loan Documents, as applicable, and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their reasonable discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3 Claimholders Permitted Actions. Anything to the contrary in this Section 3 notwithstanding with respect to the rights and remedies of the Term Agent and Term Loan Claimholders, Term Agent and any Term Loan Claimholder may:

(a) if an Insolvency Proceeding has been commenced by or against any Obligor, file a claim or statement of interest with respect to the Term Loan Obligations;

(b) take any action (not adverse to the priority status of the Liens on the Collateral of the other, or the rights of any other Claimholders to Exercise any Secured Creditor Remedies) in order to create, perfect, preserve or protect its Lien in and to the Collateral;

(c) exercise any rights or remedies available to unsecured creditors which are not in violation of or inconsistent with this Agreement, or file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Term Loan Claimholders, including any claims secured by the Collateral, if any;

(d) to accelerate any of the Term Loan Obligations;

(e) vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of, the terms of this Agreement with respect to the Term Loan Obligations or the ABL Obligations and the Collateral;

(f) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral of the other party initiated by such party to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by such other party (it being understood that with respect to the Collateral neither Term Agent nor any Term Loan Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein; and

(g) Exercise any Secured Creditor Remedies after the termination of the Standstill Period if and to the extent specifically permitted by Section 3.1.

3.4 Intentionally omitted.

3.5 Non-Interference. Subject to Sections 3.1, 3.3 and 3.6, Term Agent, for itself and on behalf of Term Loan Claimholders, and ABL Agent, for itself and on behalf of ABL Loan Claimholders, each hereby agrees that it will not take any action that would restrain, hinder, limit, delay, or otherwise interfere with any Exercise of Secured Creditor Remedies by the other, except to the extent otherwise prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise and, subject to Section 3.7, waives any and all rights it or the Term Loan Claimholders or the ABL Claimholders, as applicable, may have to the extent as a junior lien creditor or otherwise to object to the manner in which the other party may seek to enforce or collect such other party’s Obligations or the Liens securing such Obligations granted in any of such other party’s Collateral, regardless of whether any action or failure to act by or on behalf of such other person is adverse to the interests of it or the Term Loan Claimholders or the ABL Claimholders, as applicable.

3.6 Unsecured Creditor Remedies. Except as set forth in Sections 3.1 and 3.5 and otherwise not in contravention of the terms of this Agreement, ABL Agent, ABL Claimholders, Term Agent and Term Loan Claimholders may exercise rights and remedies as unsecured creditors against any Obligor in accordance with the terms of the ABL Loan Documents, the Term Loan Documents, as applicable, and applicable law; provided, however, that in the event that any Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the respective Obligations.

3.7 Notice of Exercise. Each Agent shall provide reasonable prior notice (but in no event less than that notice required by the UCC) to the other Agent of any Exercise of Secured Creditor Remedies; provided that such notice may be delivered to the ABL Agent during the Standstill Period

3.8 Intentionally Omitted.

SECTION 4. Proceeds.

4.1 Application of Proceeds.

(a) Application of Proceeds of Collateral. Each Agent hereby agrees that, subject to the last sentence of Section 2.1, all Collateral and all proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Collateral, (ii) in connection with the exercise of any right or remedy (including set off) relating to the Collateral, (iii) after the occurrence of a Release Event pursuant to Section 5.1, or (iv) following the commencement of any Insolvency Proceeding, in each case, shall be applied, first, to the payment of reasonable costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the ABL Priority Obligations in accordance with the ABL Documents until the Discharge of ABL Priority Obligations shall have occurred,

third, to the payment of the Term Loan Priority Obligations in accordance with the Term Loan Documents until the Discharge of Term Loan Priority Obligations shall have occurred,

fourth, to the payment of the Excess ABL Obligations in accordance with the ABL Documents,

fifth, to the payment of Excess Term Loan Obligations in accordance with the Term Loan Documents, and sixth, the balance, if any, to the Obligors or as a court of competent jurisdiction may direct.

(b) Ordinary Course Application. Any proceeds of the Collateral received or collected by any Obligor, any ABL Claimholder, or any Term Loan Claimholder prior to any of the events listed in clauses (a) above shall be applied and treated in accordance with the applicable provisions of the ABL Loan Agreement and the Term Loan Agreement.

(c) Agreement regarding Permanent Reductions of Commitment for Specified Events. The ABL Agent and the ABL Lenders hereby agree that (i) upon the conduct of a store closing, going-out-of-business or similar sale by any Obligor, in each case, of all or substantially all of its retail operations or inventory, (ii) a Disposition giving rise to a Release Event under Section 5.1, or (iii) a foreclosure by the ABL Agent of its Liens on all or substantially all of the Collateral, the ABL Agent shall permanently reduce the applicable ccommitments under the ABL Loan Agreement in an amount equal to the proceeds received by ABL Agent from such sale or disposition.

4.2 Turnover. Unless and until the Discharge of ABL Priority Obligations has occurred, except as otherwise provided in this Agreement, any proceeds of Collateral received by the Term Agent or any Term Loan Claimholder in connection with the Exercise of any Secured Creditor Remedies with respect to the Collateral by the Term Agent or Term Loan Claimholder, shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Claimholders for application in accordance with this Agreement as provided in Section 4.1.

SECTION 5. Releases; Dispositions; Other Agreements.

5.1 Releases.

(a) Other than as set forth in Section 6.4, if, prior to the Discharge of the ABL Priority Obligations, in connection with a Release Event, ABL Agent releases any of its Liens on any part of the Collateral or in connection with a Disposition of the equity interests of any Obligor, releases such Obligor from its obligations in respect of the ABL Obligations (collectively, an “ABL Post-Default Disposition”), following the written request of the ABL Agent setting forth in reasonable detail the material terms of the applicable transaction with respect to any Collateral, then by no later than five (5) Business Days of receipt of such notice, the Term Agent shall release the Lien of Term Agent on such Collateral, and the obligations of such Obligor in respect of the Term Loan Obligations, to the extent of the release provided by the ABL Agent: provided, however, that any failure by the Term Agent to so release its Liens, shall, in any event, result in such Liens on such Collateral being automatically, unconditionally and simultaneously released on the sixth (6th) Business Day following receipt of such written notice; provided, further, that the proceeds of such Disposition shall be applied in the order and priority set forth in Section 4.1 of this Agreement, and (y) the Liens securing the Term Loan Obligations shall remain on the proceeds of any Collateral disposed of until applied in the order of priority set forth in Section 4.1 of this Agreement to the extent that the Liens on such proceeds are valid, perfected, enforceable and not subject to avoidance and with the same relative priorities with respect to the Liens of the ABL Agent as required pursuant to Section 2.1. Term Agent, for itself or on behalf of any such Term Loan Claimholders, promptly shall execute and deliver to ABL Agent such termination or amendment statements, releases, and other documents as ABL Agent may request to effectively confirm such release.

(b) Except as provided in Section 5.1(a) and (c), as applicable, neither the ABL Agent nor the Term Agent shall have any obligation to release any of its Liens on any portion of the Collateral that is the subject of any Disposition, or release any Obligor from its obligations in respect of the ABL Obligations or Term Loan Obligations, as applicable, unless such Disposition is permitted under both the ABL Loan Documents as in effect as of the date hereof and the Term Loan Documents as in effect as of the date hereof.

(c) Until the Discharge of ABL Priority Obligations occurs, to the extent that ABL Agent or ABL Claimholders (i) have released any Lien on Collateral or any Obligor with respect to the ABL Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Obligor with respect to any Collateral or obtain a guaranty from any Obligor of the ABL Obligations, then Term Agent, for itself and for Term Loan Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Obligor, as the case may be.

(d) Until the Discharge of Term Loan Priority Obligations occurs, to the extent that Term Agent or Term Loan Claimholders (i) have released any Lien on Collateral or any Obligor with respect to the Term Loan Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Obligor with respect to any collateral or obtain a guaranty from any Obligor of the Term Loan Obligations, then ABL Agent, for itself and for ABL Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Obligor, as the case may be. No such reinstatement of the Liens of the Term Agent and Term Loan Claimholders shall in any event require the ABL Agent or the ABL Claimholders to pay over to the Term Agent or the Term Loan Claimholders any amounts which the ABL Agent or the ABL Claimholders may have received in connection with and after the release of their Liens on such Collateral prior to such reinstatement.

5.2 Insurance. (a) (i) Unless and until the Discharge of ABL Priority Obligations has occurred, ABL Agent and ABL Claimholders shall have the sole and exclusive right, subject to the rights of Obligors under the ABL Loan Documents, and subject to the consent of the Term Agent (which consent shall not be unreasonably withheld), to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder or under any business interruption insurance coverage and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Obligors under the ABL Loan Documents and the Term Loan Documents, first to ABL Claimholders and Term Loan Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct;

(b) Except as provided in Section 5.2(a), neither the ABL Agent nor the Term Agent shall have any obligation to release any of its Liens or rights with respect to any claim under any insurance policy covering the Collateral in the event of any loss thereunder or to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and

(c) if any Agent or any Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2,

it shall pay such proceeds over to the other Agent in accordance with the terms of Section 4.2 to be applied in accordance with Section 4.1.

5.3 Amendments; Refinancings; Legends.

(a) The ABL Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the ABL Obligations may be Refinanced, in each case without notice to, or the consent of, Term Agent or Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to Term Agent for the benefit of itself and the Term Loan Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not, without the prior written consent of Term Agent, which consent will not be unreasonably withheld:

(i) contravene the provisions of this Agreement;

(ii) increase the commitments or the outstanding principal amount of the loans plus the amount of outstanding undrawn Letters of Credit and outstanding Bank Product Obligations to an amount that would exceed the ABL Cap (without giving effect to any LC Reserve);

(iii) increase the “Applicable Margin” or similar component of the interest rate due under the ABL Loan Agreement, the LC Facility Fees, or Unused Line Fees, in each case by more than 2.00 percentage points per annum (excluding increases to interest rate resulting from the accrual of interest at the default rate as set forth in the ABL Loan Agreement as in effect as of the date hereof or any increase occurring because of fluctuations in underlying rate indices);

(iv) shorten the scheduled final maturity of the ABL Loan Agreement or any Refinancing thereof;

(v) modify the financial covenant provisions of the ABL Loan Agreement or any ABL Loan Document;

(vi) change the definition of “Borrowing Base Certificate” or waive the delivery of the Borrowing Base Certificates in accordance with the terms and conditions of the ABL Loan Agreement, as in effect as of the date hereof.

(vii) add any conditions, covenants, defaults or events of default thereunder that restricts any Obligor, directly or indirectly, from making payments of the Term Loan Obligations that would otherwise be permitted under the ABL Loan Agreement other than as expressly provided herein;

(viii) change the definitions of “Availability”, “Availability Reserve”, “Availability Block”, “Borrowing Base,” “Eligible Base Inventory”, “Eligible Credit Card Receivables,” “Eligible Lift Ticket Inventory”, “Eligible Rental Equipment Inventory”, “Eligible Team Sales Inventory”, “Eligible Team Sales Receivable”,

“Eligible Surplus Inventory”, “Eligible Inventory;” “Second Lien Deficiency Reserve”, “Inventory Formula Amount”, “Value”, “Rental Inventory Formula Amount” “NOLV Percentage”, “Overadvance”, “Inventory Reserve”, “LC Reserve”, “Bank Product Reserve”, “Gift Card Liability Reserve”, and “Credit Card and Charge Reserve” contained in the ABL Loan Agreement, and in each case of the foregoing, change any component definition of any of the foregoing, each as set forth in the ABL Loan Agreement, in a manner that would make more credit available to the Obligors or add any new asset classes to the definition of ABL Borrowing Base, directly or indirectly or cease to include the Second Lien Deficiency Reserve as an Availability Reserve; or

(ix) modify Sections 8.1 or 10.1.1 in a manner (including any component definition contained therein) that would reduce the frequency or required content in any material respect of the collateral reports and appraisals required therein or modify Sections 7.2.1, 8.2.4, 8.2.5, 10.2.8.

(x) add, directly or indirectly, any prepayment fee, prepayment premium, early termination fee of any other similar fee.

(b) The Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Term Loan Obligations may be Refinanced, in each case without notice to, or the consent of, ABL Agent or ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt (either themselves or by their authorized representative) bind themselves (in a writing addressed to ABL Agent for the benefit of itself and the ABL Claimholders) to the terms of this Agreement; provided further, however, that any such amendment, supplement, modification, or Refinancing shall not:

(i) contravene the provisions of this Agreement;

(ii) increase the outstanding principal amount of the loans to an amount that would exceed the Term Loan Cap;

(iii) change to earlier dates any dates upon which payments of interest is due thereon or require any principal payments prior to the maturity date (other than mandatory prepayments set forth in the Term Loan Agreement on the date hereof);

(iv) increase the interest rate due under the Term Loan Documents by more than 2.00 percentage points per annum (excluding increases to interest rate resulting from the accrual of interest at the default rate as set forth in the Term Loan Agreement as in effect as of the date hereof or any increase occurring because of fluctuations in underlying rate indices);

(v) shorten the scheduled final maturity of the Term Loan Agreement or any Refinancing thereof;

(vi) modify the financial covenant provisions of the Term Loan Agreement or any Term Loan Document;

(vii) change the definition of “Borrowing Base Certificate” or waive the delivery of the Borrowing Base Certificates in accordance with the terms and conditions of the Term Loan Agreement, as in effect as of the date hereof.

(viii) add any conditions, covenants, defaults or events of default thereunder that restricts any Obligor from making payments of the ABL Obligations that would otherwise be permitted under this Agreement. or

(ix) change the definitions of “Availability”, “Availability Reserve”, “Availability Block”, “Borrowing Base,” “Maximum Borrowing Availability”, “Second Lien Deficiency Reserve” contained in the Term Loan Agreement, and in each case of the foregoing, change any component definition of any of the foregoing, each as set forth in the Term Loan Agreement.

(c) Each Obligor agrees that each ABL Collateral Document and each Term Loan Collateral Document shall at all times include the following language (or language to similar effect approved by ABL Agent or Term Agent, as applicable):

“Anything herein to the contrary notwithstanding, the liens and security interests granted by this agreement, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of June 27, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Bank of America, N.A., as ABL Agent, and Crystal Financial SBIC LP, as Term Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.4 Bailee for Perfection.

(a) ABL Agent and Term Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees,) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Term Agent or ABL Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Term Loan Documents or the ABL Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4. Unless and until the Discharge of the ABL Priority Obligations, Term Agent agrees to promptly notify ABL Agent of any Pledged Collateral held by it or by any Term Loan Claimholders, and, immediately upon the request of ABL Agent at any time prior to the Discharge of the ABL Priority Obligations, Term Agent agrees to deliver to ABL Agent any such Pledged Collateral held by it or by any Term Loan Claimholders, together with any necessary endorsements (or otherwise allow ABL Agent to obtain control of such Pledged Collateral). ABL Agent hereby agrees that upon the Discharge of the ABL Priority Obligations, upon the written request of Term Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, ABL Agent shall continue to act as such a bailee and non-fiduciary agent for Term Agent (solely for the purpose of perfecting the security interest granted under the Term Loan Documents and at the expense of Obligors (it being understood that the Obligors shall either pay such expenses directly upon demand or such expenses shall result in an increase in the Term Loan Obligations) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) ten (10) days after the date when the Discharge of the ABL Priority Obligations has occurred, and (y) the date when a control agreement is executed in favor of Term Agent with respect to such deposit account or securities account.

(b) ABL Agent shall have no obligation whatsoever to Term Agent or any Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Obligors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. Term Agent shall have no obligation whatsoever to ABL Agent or any ABL Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Obligors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4. The duties or responsibilities of ABL Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of ABL Priority Obligations as provided in paragraph (d) of this Section 5.4. The duties or responsibilities of Term Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.

(c) ABL Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of Term Agent or any Term Loan Claimholder. Term Agent acting pursuant to this Section 5.4 shall not have by reason of the ABL Collateral Documents, the Term Loan Collateral Documents, or this Agreement a fiduciary relationship in respect of ABL Agent or ABL Claimholder.

(d) Upon the Discharge of the ABL Priority Obligations, unless otherwise required by law, ABL Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Term Agent to the extent Term Loan Obligations remain outstanding as confirmed in writing by Term Agent, and, to the extent that Term Agent confirms no Term Loan Obligations are outstanding, second, to Borrower to the extent no ABL Obligations or Term Loan Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral). At such time, ABL Agent further agrees, at no expense of ABL Agent, to take all other action reasonably requested by Term Agent (including amending any outstanding control agreements) to enable Term Agent to obtain a first priority security interest in the Collateral.

5.5 When Discharge of Priority Obligations Deemed to Not Have Occurred. If Borrower enters into any Refinancing of the ABL Priority Obligations, then a Discharge of ABL Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such ABL Priority Obligations shall be treated as ABL

Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and ABL Agent under the ABL Loan Documents effecting such Refinancing shall be ABL Agent for all purposes of this Agreement. ABL Agent under such ABL Loan Documents shall agree (in a writing addressed to Term Agent for the benefit of itself and the Term Loan Claimholders) to be bound by the terms of this Agreement. If Borrower enters into any Refinancing of the Term Loan Priority Obligations, then the Term Loan Priority Obligations shall be deemed to remain outstanding for all purposes of this Agreement, and the obligations under such Refinancing of such Term Loan Obligations shall be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and Term Agent under the Term Loan Documents effecting such Refinancing shall be Term Agent for all purposes of this Agreement. Term Agent under such Term Loan Documents shall agree (in a writing addressed to ABL Agent for the benefit of itself and the ABL Claimholders) to be bound by the terms of this Agreement.

5.6 Purchase Option.

(a) Upon the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of Term Loan Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Claimholder having a ratable right to make the purchase, with each Term Loan Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Claimholder), upon 5 Business Days advance written notice from such Term Loan Claimholders (a “Purchase Notice”) to ABL Agent, for the benefit of ABL Claimholders, to acquire from ABL Claimholders all (but not less than all) of the right, title, and interest of ABL Claimholders in and to the ABL Priority Obligations and the ABL Loan Documents. The Purchase Notice, if given, shall be irrevocable. Upon written request of the Term Agent, the ABL Agent shall not Exercise any Secured Creditor Remedies (or shall discontinue the exercise of such remedies), shall not release its Liens on any Collateral, or consent to any Disposition.

(b) On the date specified by Term Agent in the Purchase Notice (which shall not be more than ten (10) days after the receipt by ABL Agent of the Purchase Notice), ABL Claimholders shall sell to the purchasing Term Loan Claimholders and purchasing Term Loan Claimholders shall purchase from ABL Claimholders, the ABL Priority Obligations.

(c) On the date of such purchase and sale, purchasing Term Loan Claimholders shall (i) pay to ABL Agent, for the benefit of ABL Claimholders, as the purchase price therefor the full amount of all the ABL Obligations (other than the Excess ABL Obligations, any ABL Obligations cash collateralized in accordance with clause (c)(ii) below and other than, to the extent applicable, any prepayment fee, prepayment premium or early termination fee) then outstanding and unpaid, (ii) furnish cash collateral to ABL Agent in such amounts as ABL Agent determines is reasonably necessary to secure ABL Agent and ABL Claimholders in connection with (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) and (B) Bank Product Obligations not in excess of the Bank Product Cap in the manner provided for in the ABL Loan Agreement as in effect on the date hereof, and (iii) agree to reimburse ABL Agent and ABL Claimholders for all expenses to the extent earned or due and payable in accordance with the ABL Loan Documents (including the reimbursement of actual, reasonable and documented extraordinary expenses, financial examination expenses, and appraisal fees). Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Term Loan Claimholders to the bank account designated by ABL Agent are received in such bank account later than 2:00 p.m., New York City time.

(d) Such purchase shall be expressly made without representation or warranty of any kind by ABL Agent and ABL Claimholders as to the ABL Obligations so purchased or otherwise and without recourse to ABL Agent or any ABL Claimholder, except that each ABL Claimholder shall represent and warrant: (i) that the amount quoted by such ABL Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Term Loan Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(e) In connection with any purchase of ABL Priority Obligations pursuant to this Section 5.6, each ABL Claimholder and ABL Agent agrees to enter into and deliver to the applicable Term Loan Lenders on the purchase date, as a condition to closing, an assignment agreement in a form reasonably acceptable to each Agent and, at the expense of the Obligors (which shall be added to the purchase price and constitute a part of such purchased ABL Priority Obligations), the ABL Agent and each other ABL Claimholder shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to any Person designated by the Term Agent to act as the successor ABL Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to any Person designated by the Term Agent to act as the successor ABL Agent. Upon the consummation of the purchase of the ABL Priority Obligations pursuant to this Section 5.6, the ABL Agent shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” (or any similar role) for the ABL Claimholders under the ABL Loan Documents; provided that the ABL Agent shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” under the ABL Loan Agreement. In the event of the consummation of the purchase option, the Excess ABL Obligations shall be treated pursuant to Section 4.1 hereof.

5.7 Injunctive Relief. Should any Term Loan Claimholder in any way take, attempt to, or threaten to take any action contrary to the terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, ABL Agent or any ABL Claimholder may obtain relief against such Term Loan Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Term Agent that (a) ABL Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Term Loan Claimholder waives any defense that such Obligor and/or ABL Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Should any ABL Claimholder in any way take, attempt to, or threaten to take any action contrary to the terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Term Agent or any Term Loan Claimholder (in its or their own name or in the name of any Obligor) or any Obligor may obtain relief against such ABL Claimholder by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by ABL that (i) Term Loan Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Claimholder waives any defense that such Obligor and/or Term Loan Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. ABL Agent and Term Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent or ABL Claimholders or Term Agent or Term Loan Claimholders, as the case may be.

5.8 Reserves. ABL Agent agrees that upon the request of the Term Agent, it shall make itself available, upon reasonable notice and at a mutually available time, for discussion with the Term Agent regarding the amount or computation of any Reserves that are permitted to be established pursuant to the ABL Loan Agreement and the determination of the eligibility of any Collateral included in the ABL Borrowing Base, provided that, except as such may relate to the “Availability Block” or the “Second Lien Deficiency Reserve”, the foregoing agreement shall not limit or impair the ABL Agent’s rights to establish, increase, reduce or eliminate any such Reserves or determine the eligibility of such Collateral or require any prior notice to, or consent from, the Term Agent or the Term Loan Lenders thereto; provided further that the ABL Agent shall not eliminate any category of Reserves existing as of the date hereof or change the methodology for the calculation of such Reserves or eligibility which would have the effect of increasing the ABL Borrowing Base or decreasing Reserves without the consent of the Term Agent. For the purposes of determining the Second Lien Deficiency Reserve under the ABL Loan Agreement, each of the Term Loan Claimholders and the Obligors agrees that the ABL Agent shall be entitled to rely solely on the calculation thereof made by the Borrower as reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the ABL Agent, unless the ABL Agent is notified in writing by the Term Agent that such calculation is inaccurate and providing the ABL Agent with the correct calculation of the Second Lien Deficiency Reserve (“Second Lien Deficiency Reserve Correction Notice”), and, in such event, the ABL Agent shall be entitled to rely solely on the calculation of the Second Lien Deficiency Reserve made by the Term Agent as reflected in the Second Lien Deficiency Reserve Correction Notice. Upon receipt by the ABL Agent of a Borrowing Base Certificate or a Second Lien Deficiency Reserve Correction Notice, as applicable, the Revolving Credit Agent shall have a reasonable period of time to implement any adjustments to the Second Lien Deficiency Reserve as set forth in such Borrowing Base Certificate or such Second Lien Deficiency Reserve Correction Notice, as the case may be (it being agreed that (i) when the Second Lien Deficiency Reserve is reported in a Borrowing Base Certificate, the Second Lien Deficiency Reserve will be implemented at the same time as the implementation of the other information reported in such Borrowing Base Certificate and (ii) when the Second Lien Deficiency Reserve is reported in a Second Lien Deficiency Reserve Correction Notice, adjustments to the Second Lien Deficiency Reserve will be implemented with reasonable promptness (and, in any event, within three (3) Business Day) after the receipt of such notice). Each of the Term Loan Claimholders and the Obligors agrees that no ABL Claimholder shall have any liability for relying on the calculation of the Second

Lien Deficiency Reserve as set forth in a Borrowing Base Certificate delivered by the Borrower or in the Second Lien Deficiency Reserve Correction Notice delivered by the Term Agent, as the case may be. Each of the Term Loan Claimholders and the Obligors agrees that in the event of any discrepancy or dispute between the Term Loan Claimholders and the Obligors as to the amount of the Second Lien Deficiency Reserve, the ABL Claimholders shall be entitled to rely solely on the calculation of the Second Lien Deficiency Reserve as determined by the Term Loan Claimholders and shall have no liability to any Person for doing so.

5.9 Borrowing Base Certificates. Borrower and ABL Agent shall calculate Availability based upon the most current Borrowing Base Certificate available to it. The parties hereto will rely on the Borrowing Base Certificate as it may exist in writing on any date of determination, regardless of any inaccuracy or any adjustments which potentially could be made or are anticipated to be made to such certificate by the respective Obligor, the ABL Agent or otherwise but subject to any Second Lien Deficiency Reserve Correction Notice. Term Agent and Term Loan Lenders waive any claim against any ABL Lender regarding any inaccuracy in any Borrowing Base Certificate.

SECTION 6. Insolvency Proceedings.

6.1 Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any such Collateral or proceeds of such Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2 Waivers. In the event an Insolvency Proceeding shall be commenced by or against any Obligor, in respect of any part of the Collateral or proceeds thereof or any ABL Priority Lien which may exist thereon, each of the Term Loan Lenders, solely in respect of Collateral in which such Term Loan Lender holds or benefits from a Lien, hereby agrees that such Person shall not, until the payment in full of the ABL Priority Obligations in respect of such Collateral (irrespective of whether the ABL Priority Obligations is scheduled to be paid in full as part of an applicable Insolvency Proceeding):

(a) seek any relief from, or modification of, the automatic stay as provided in the Insolvency Code or seek or accept any form of adequate protection under any or all of Sections 361, 362, 363 or 364 of the Bankruptcy Code or comparable provisions of any Insolvency Law with respect to the Collateral, except (i) replacement Liens (a “Junior Replacement Lien”) and super-priority administrative expense claims for diminution in value (the “Priority Claims”), which Junior Replacement Liens and Priority Claims at all times shall extend to the same assets as the Liens of the ABL Agent but which shall be subordinated to the Liens of the ABL Agent on the Collateral and granted to the ABL Lenders in accordance with, and subject to, the terms of this Agreement and (ii) a request for other adequate protection (not described in clause (i) above) in an Insolvency Proceeding, which request shall not be in conflict with Section 5.3(a); it being agreed that any ABL Lender shall be entitled to object to any such request;

(b) oppose or object to any “adequate protection” or comparable relief provided in any Insolvency Law sought by or granted to ABL Lenders with respect to the Collateral;

(c) object to (i) the amount of the ABL Priority Obligations allowed or permitted to be asserted under any Insolvency Law, or (ii) the extent to which the ABL Priority Obligations are deemed secured claims, including under Section 506(a) of the Bankruptcy Code or comparable provisions of any Insolvency Law;

(d) oppose or object to any protection provided to the ABL Lenders, including any form of adequate protection under Section 361, 362, 363 or 364 of the Bankruptcy Code or comparable provisions of any Insolvency Law or the payment of amounts equal to interest, fees, costs, charges or expenses allowed under Section 506(b) or 506(c) of the Bankruptcy Code or comparable provisions of any Insolvency Law; or

(e) object to the treatment of the ABL Obligations under a chapter 11 plan of reorganization, arrangement or proposal under the Bankruptcy Code or similar plan, proposal or reorganization or arrangement under any other applicable Insolvency Proceeding, unless such treatment is expressly contrary to the terms of this Agreement or ABL Agent consents in writing to such objection.

6.3 Post-Petition Financing.

(a) If any Obligor shall become subject to a case or proceeding under the Insolvency Code or any similar Insolvency Law and if, as a debtor-in-possession or otherwise, such Credit Party moves for approval of (i) financing to be provided by the ABL Agent or any ABL Lender or any other Person with the written consent of the ABL Agent under Section 364 of the Bankruptcy Code (“DIP Financing”) or (ii) the use of cash collateral derived from Collateral with the consent of the ABL Agent under Section 363 of the Bankruptcy Code or any similar Insolvency Law, the Term Agent and the Term Loan Lenders agree: (x) not to object to any use of cash-collateral derived from Collateral or any such financing (nor support any other Person objecting to such use of cash collateral derived from Collateral or such financing), on the grounds of the Term Loan Lenders failing to receive any form of requested “adequate protection” (or comparable relief under any applicable Insolvency Law) or other relief in connection with such use of cash collateral derived from the Collateral or such financing, and (y) so long as the Liens securing the ABL Priority Obligations are subordinated to or pari passu with the Liens securing such debtor-in-possession financing, to subordinate its Liens on the Collateral to the same extent as set forth herein (A) to any adequate protection liens or comparable liens under any Insolvency Law provided to the ABL Agent on behalf of the ABL Lenders, (B) to any carve-out amount for professionals and/or the trustee or other court officers in the applicable Insolvency Proceeding that has been agreed upon by the ABL Agent and (C) to the Liens on Collateral securing such debtor-in-possession financing and all obligations relating thereto and so long as (1) the Term Agent receives a replacement lien on the same Collateral as the Collateral of the ABL Agent (on a basis junior to the liens of the ABL Agent) and retains its Lien on pre-petition Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case or proceeding under applicable Bankruptcy Laws, (2) the sum of (x) the aggregate principal amount of loans and letters of credit outstanding under such post-petition or post-filing financing, plus (y) the aggregate principal amount of the pre-petition or pre-filing loans and letters of credit included in the ABL Priority Obligations, in the aggregate, does not exceed the ABL Cap, (3) the sum of (x) the post-petition or post-filing bank product obligations under such post-petition or post-filing financing plus (y) the Bank Product Obligations shall not exceed the Bank Product Cap, (4) the interest rate, fees and other material terms of the post-petition or post-filing financing are commercially reasonably under the circumstances, and (5) the post-petition financing will not require the Obligors to seek confirmation of a specific plan of reorganization or arrangement for which all or substantially all of the material terms are set forth in the documentation evidencing such post-petition financing (but for the avoidance of doubt, such post-petition financing may include deadlines for the confirmation of a plan of reorganization or arrangement satisfactory to the post-petition lenders or may require that the DIP Financing be paid in full in cash upon the consummation of a plan of reorganization or sale of all or substantially all of the assets of the Obligors outside the ordinary course of business). Subject to clause (5) above, the foregoing provisions of this Section 6.3(a) shall not prevent the Term Agent and the Term Loan Claimholders from objecting to any provision in any such post-petition financing relating to any provision or consent of a plan or reorganization arrangement, proposal of other plan of similar effect under any Insolvency Laws.

(b) The Term Agent, on behalf of itself and the Term Loan Lenders, agrees that neither it nor they will raise any objection to or oppose a sale or other disposition of any Collateral (and any post-petition or post-filing assets subject to, adequate protection liens or comparable liens under Insolvency Law in favor of the ABL Agent, free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code or other similar Insolvency Law if the ABL Agent has consented to such sale or disposition of such assets so long as (i) the net cash proceeds of such sale or other disposition are applied pursuant to Section 4.1, or (ii) the interests of the Term Loan Lenders in the Collateral (and any post-petition or post-filing assets subject to adequate protection liens or comparable liens under Insolvency Law, if any, in favor of the Term Agent) attach to the proceeds thereof, subject to the terms of this Agreement. If requested by the ABL Agent in connection therewith, the Term Agent shall affirmatively consent to such a sale or disposition.

(c) The Term Loan Agent, on behalf of the Term Loan Lenders, agrees that that they shall not offer, and shall not permit any Affiliate of any of them to offer, to provide any DIP Financing to the Obligors in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Obligors in any Insolvency Proceeding in competition with any financing provided by or consented to by ABL Lenders (x) other than a Junior DIP Financing or (y) so long as the ABL Agent or any ABL Lender (or other ABL Claimholder) shall have provided a commitment letter for a DIP Financing to the Obligors which complies with the terms and conditions of Section 6.3(a) (an “ABL DIP Financing Proposal”) in response to an initial written request from the Obligors for a DIP Financing within ten (10) Business Days from receipt of such written request from the Obligors. In the event that no ABL Claimholder provides an ABL DIP Financing Proposal to the Obligors within the time period described in this clause (c) above or provides a proposal for DIP Financing that does not comply with the terms and conditions of Section 6.3(a) above, any Term Loan Claimholder, or any Affiliate thereof, may offer to provide a DIP Financing to the Obligors in such Insolvency Proceeding so long as such DIP Financing provides for, and results in, the Discharge of ABL Priority Obligations upon the initial funding of such DIP Financing.

6.4 Section 1111(b) of the Bankruptcy Code.

(a) Term Agent, for itself and on behalf of Term Loan Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any ABL Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Term Agent, for itself and on behalf of Term Loan Claimholders, waives any claim it may hereafter have against any ABL Claimholder arising out of the election by any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

(b) ABL Agent, for itself and on behalf of ABL Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Term Loan Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. ABL Agent, for itself and on behalf of ABL Claimholders, waives any claim it may hereafter have against any Term Loan Claimholder arising out of the election by any Term Loan Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.5 Avoidance Issues. (a) If any ABL Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of ABL Obligations (an “ABL Recovery”), then such ABL Claimholders shall be entitled to a reinstatement of ABL Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply from and after the date of such turn over, disgorgement or other payment with respect to any such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated from and after the date of such turn over, disgorgement or other payment in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the ABL Cap was decreased in connection with such payment of the ABL Obligations, the ABL Cap shall be increased to such extent. No such reinstatement shall in any event require the Term Agent or the Term Loan Claimholders to pay over to the ABL Agent or the ABL Claimholders any amounts which the Term Agent or the Term Loan Claimholders may have received prior to such reinstatement.

(b) If any Term Loan Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of Term Loan Obligations (a “Term Loan Recovery”), then such Term Loan Claimholders shall be entitled to a reinstatement of Term Loan Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply from and after the date of such turn over, disgorgement or other payment with respect to any such Term Loan Recovery. If this Agreement shall have been terminated prior to such Term Loan Recovery, this Agreement shall be reinstated from and after the date of such turn over, disgorgement or other payment in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Term Loan Cap was decreased in connection with such payment of the Term Loan Obligations, the Term Loan Cap shall be increased to such extent. No such reinstatement shall in any event require the ABL Agent or the ABL Claimholders to pay over to the Term Agent or the Term Loan Claimholders any amounts which the ABL Agent or the ABL Claimholders may have received prior to such reinstatement.

6.6 Plan of Reorganization.

(a) If, in any Insolvency Proceeding involving a Obligor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. So long and only to the extent there are no cash payments whether as dividends or interest associated with the securities, nothing contained herein shall require the Term Loan Claimholders to turn over to any ABL Claimholders any securities of the reorganized Obligor which such Term Loan Claimholders may receive as part of the plan of reorganization; such securities shall remain the sole property of the Term Loan Claimholders.

(b) Neither the ABL Claimholders nor the Term Loan Claimholders shall propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement.

6.7 Cram Down. Anything to the contrary in this Agreement notwithstanding with respect to the rights and remedies of the ABL Agent, ABL Claimholders, Term Agent, or Term Loan Claimholders, ABL Agent and any ABL Claimholder, on the one hand, and Term Agent and any Term Loan Claimholders, on the other hand, shall not agree to any compromise or arrangement with Obligors pursuant to Article VI of the Borrower’s Certificate of Incorporation that would cause an adverse consequence to the ABL Obligations, Term Loan Obligations or the Collateral or the Liens securing the ABL Obligations or Term Loan Obligations.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, ABL Agent acknowledges that it and such ABL Claimholders have, independently and without reliance on Term Agent or any Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Loan Agreement or this Agreement. Term Agent acknowledges that it and Term Loan Claimholders have, independently and without reliance on ABL Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2 No Warranties or Liability. ABL Agent acknowledges and agrees that each of Term Agent and Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Term Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Term Agent acknowledges and agrees that ABL Agent and ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the ABL Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Term Agent and Term Loan Claimholders shall have no duty to ABL Agent or any ABL Claimholders, and ABL Agent and ABL Claimholders shall have no duty to Term Agent or any Term Loan Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including the ABL Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No Prejudice or Impairment.

(i) No right of ABL Claimholders, ABL Agent or any of them to enforce any provision of this Agreement or any ABL Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any ABL Claimholder or ABL Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the ABL Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which ABL Agent or ABL Claimholders, or any of them, may have or be otherwise charged with.

(ii) No right of Term Loan Claimholders, Term Agent or any of them to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Term Loan Claimholder or Term Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the Term Loan Documents or any of the ABL Loan Documents, regardless of any knowledge thereof which Term Agent or Term Loan Claimholders, or any of them, may have or be otherwise charged with.

(b) Permitted Actions.

(i) Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Obligors under the ABL Loan Documents and subject to the provisions of this Agreement), ABL Claimholders, ABL Agent and any of them may, at any time and from time to time in accordance with the ABL Loan Documents and/or applicable law, without the consent of, or notice to, Term Agent or any Term Loan Claimholders, without incurring any liabilities to Term Agent or any Term Loan Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Term Agent or any Term Loan Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Term Agent:

(1) Subject to Sections 4.1 and 5.3(a), change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the ABL Obligations or any Lien on any Collateral or guarantee thereof or any liability of any Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the ABL Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by ABL Agent or any ABL Claimholders, the ABL Obligations, or any of the ABL Loan Documents;;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to ABL Claimholders or ABL Agent, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any ABL Obligation or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the ABL Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any other person, elect any remedy and otherwise deal freely with any Obligor or any Collateral and any security and any guarantor or any liability of any ABL Obligor to ABL Claimholders or any liability incurred directly or indirectly in respect thereof.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Obligors under the Term Loan Documents and subject to the provisions of this Agreement, Term Loan Claimholders, Term Agent and any of them may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, ABL Agent or any ABL Claimholders, without incurring any liabilities to ABL Agent or any ABL Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of ABL Agent or any ABL Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of ABL Agent:

(1) Subject to Sections 4.1 and 5.3(b), change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the Term Loan Obligations or any Lien on any Collateral or guarantee thereof or any liability of any Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by Term Agent or any Term Loan Claimholders, the Term Loan Obligations, or any of the Term Loan Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to Term Loan Claimholders or ABL Agent, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Term Loan Obligation or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Loan Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any other person, elect any remedy and otherwise deal freely with any Obligor or any Term Loan Collateral and any security and any guarantor or any liability of any Obligor to Term Loan Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) No Liability.

(i) Except as otherwise provided herein, Term Agent also agrees that ABL Claimholders and ABL Agent shall have no liability to Term Agent or any Term Loan Claimholders, and Term Agent hereby waives any claim against any ABL Claimholder or ABL Agent, arising out of any and all actions which ABL Claimholders or ABL Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(1) the ABL Loan Documents;

(2) the collection of the ABL Obligations; or

(3) foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Collateral. Term Agent agrees that ABL Claimholders and ABL Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the ABL Obligations, or otherwise.

(ii) Except as otherwise provided herein, ABL Agent also agrees that Term Loan Claimholders and Term Agent shall have no liability to ABL Agent or any

ABL Claimholders, and ABL Agent hereby waives any claim against any Term Loan Claimholder or Term Agent, arising out of any and all actions which Term Loan Claimholders or Term Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(1) the Term Loan Documents;

(2) the collection of the Term Loan Obligations; or

(3) the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any Term Loan Collateral. ABL Agent agrees that Term Loan Claimholders and Term Agent have no duty to them in respect of the maintenance or preservation of the Term Loan Collateral, the Term Loan Obligations, or otherwise.

(d) No Marshalling.

(i) Until the Discharge of ABL Priority Obligations, Term Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(ii) Until Discharge of Term Loan Priority Obligations up to the Term Loan Cap, ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of ABL Agent and ABL Claimholders and Term Agent and Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Loan Documents or any Term Loan Documents;

(b) except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Term Loan Document;

(c) except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Loan Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Obligor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of ABL Agent, the ABL Obligations, any ABL Claimholder, Term Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

SECTION 8. Representations and Warranties.

8.1 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any governmental authority or any provision of any indenture, agreement or other instrument binding upon such party.

8.2 Representations and Warranties of Each Agent. ABL Agent and Term Agent each represents and warrants to the other that it has been authorized by ABL Lenders or Term Lenders, as applicable, under the ABL Loan Agreement or the Term Loan Agreement, as applicable, to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the ABL Lenders or Term Lenders, as applicable, as fully as if they were parties hereto.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the ABL Loan Documents or any of the Term Loan Documents, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Claimholders may continue, at any time and without notice to the other Agent or any other Claimholder, to extend credit and other financial accommodations to or for the benefit of any Obligor constituting Priority Obligations in reliance hereof. Each Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor-in-possession and any receiver or agent for such Obligor in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to ABL Agent, ABL Claimholders, and the ABL Obligations, on the date that the ABL Obligations are paid in full as set forth in the ABL Loan Agreement and all commitments of the ABL Lenders under the ABL Loan Agreement are terminated; and

(b) with respect to Term Agent, Term Loan Claimholders, and the Term Loan Obligations, on the date that the Term Loan Obligations are paid in full.

9.3 Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement by ABL Agent and Term Agent shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Obligor shall have any right to consent to or approve any amendment, modification or waiver of any provisions of this Agreement except to the extent its rights are directly affected thereby.

9.4 Information Concerning Financial Condition of the Parent and its Subsidiaries. ABL Agent and ABL Claimholders, on the one hand, and Term Loan Claimholders and Term Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and their subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. ABL Agent and ABL Claimholders shall have no duty to advise Term Agent or any Term Loan Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. Term Agent and Term Loan Claimholders shall have no duty to advise ABL Agent or any ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event either Agent or any of its Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the other Agent or any of its Claimholder, it or they shall be under no obligation:

(a) to make, and such Agent and its Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5 Appraisals and Field Examinations. The ABL Agent shall provide the Term Agent with copies of all appraisals, collateral exams, field audits, or similar reports (and any related supporting materials to the foregoing or any Borrowing Base Certificate) and bank statements and other account information received by such ABL Agent in connection with the ABL Loan Agreement or the other ABL Loan Documents (collectively, “Materials”) and the Obligors irrevocably, by their execution hereof, direct and authorize the ABL Agent to do so. The Term Agent agrees that such materials are delivered without representation and warranty by, and without recourse to, the ABL Claimholders. Notwithstanding the foregoing, the failure of the applicable ABL Agent to provide any Materials shall not (A) affect the relative priorities of Liens as provided herein or the validity or effectiveness of any notices or demands as against any Obligors, (B) impair the effectiveness of this Intercreditor Agreement or (C) give rise to any claim or cause of action by the Term Agent against any ABL Claimholder or any third person conducting such appraisals and commercial finance audits. The Term Agent, on behalf of itself and the Term Loan Claimholders, each acknowledges and agrees that none of the ABL Claimholders and their agents and employees make absolutely any representations or warranties whatsoever with respect to the Materials of any kind, nature, or description, including without limitation, any representation as to the completeness or accuracy of the Materials, either at the time that the Materials were prepared or at the present time and such information is provided for information purposes only, and may not be relied upon by the Term Agent, or any Term Loan Lender, or any other party, in any manner whatsoever. The ABL Agent hereby agrees to use commercially reasonable efforts (i) to provide the Term Agent with prior notice of any inspections made by such ABL Agent pursuant to Section 10.1.1 of the ABL Loan Agreement so that Term Agent may accompany the ABL Agent on such inspections, (ii) to provide Term Agent with prior notice of any collateral audits made by the ABL Agent pursuant to Section 10.1.1 of the ABL Loan Agreement so that Term Agent may accompany the ABL Agent on such collateral audits and (iii) to provide the Term Agent with prior notice of any Inventory or other appraisals made by the ABL Agent pursuant to Section 10.1.1 of the ABL Loan Agreement so that the Term Agent may accompany the ABL Agent on any such appraisal, (iv) to conduct the inspections, audits and appraisals permitted under the terms of the ABL Loan Agreement during any twelve month period at commercially reasonable intervals of each other, (v) to provide Term Agent an opportunity to modify or increase the scope of such audit or appraisal, at the expense of the Obligors; provided that; in each of clauses (i), (ii), (iii), (iv) and (v) in this Section, the failure of the ABL Agent to comply therewith shall not (x) alter the rights or obligations of the parties hereto or impair the effectiveness of this Intercreditor Agreement, (y) be deemed a breach hereof or (z) give rise to any claim or cause of action by the Term Agent against the ABL Agent.

9.6 Subrogation. With respect to any payments or distributions in cash, property, or other assets that any Term Loan Claimholders or Term Agent pays over to ABL Agent or ABL

Claimholders under the terms of this Agreement, Term Loan Claimholders and Term Agent shall be subrogated to the rights of ABL Agent and ABL Claimholders; provided, however, that, Term Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Priority Obligations has occurred. Any payments or distributions in cash, property or other assets received by Term Agent or Term Loan Claimholders that are paid over to ABL Agent or ABL Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Obligations.

9.7 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.8; AND

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO (INCLUDING THE PARENT ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND

REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.7(a) AND EXECUTED BY THE PARTIES, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.8 Notices. All notices to Term Loan Claimholders and ABL Claimholders permitted or required under this Agreement shall also be sent to Term Agent and ABL Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice pursuant to this Section 9.8 to all of the other parties.

9.9 Further Assurances. ABL Agent on behalf of itself and the ABL Claimholders and Term Agent on behalf of itself and Term Loan Claimholders and each Obligor agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as ABL Agent or Term Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrower.

9.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon ABL Agent, ABL Claimholders, Term Agent, Term Loan Claimholders, and their respective successors and assigns.

9.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.13 Entire Agreement. This Agreement constitute the entire agreement among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of ABL Agent, ABL Claimholders, Term Agent, Term Loan Claimholders, and each of their respective successors and assigns and shall inure to the benefit of and bind each of ABL Claimholders and Term Loan Claimholders. In no event shall any Obligor be a third party beneficiary of this Agreement.

9.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of ABL Agent and ABL Claimholders on the one hand and Term Agent and Term Loan Claimholders on the other hand. No Obligor or any other creditor thereof shall have any rights hereunder and no Obligor may rely on the terms hereof. Nothing in this Agreement shall impair, as between Obligors and ABL Agent and ABL Claimholders, or as between Obligors and Term Agent and Term Loan Claimholders, the obligations of Obligors to pay principal, interest, fees and other amounts as provided in the ABL Loan Documents and the Term Loan Documents, respectively.

9.17 Costs and Attorneys Fees. In the event it becomes necessary for ABL Agent, any ABL Claimholder, Term Agent, or any Term Loan Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as ABL Agent

By:
Name:	Stephen King
Title:	SVP

Notice Address:

Bank of America, N.A.
333 South Hope Street, 13th Floor
Los Angeles, California 90071
Attention: Sport Chalet Portfolio Specialist
Facsimile: (312) 453-5167

with a copy (which shall not constitute notice) to:

McGuireWoods LLP
1800 Century Park East, 8th Floor
Los Angeles, California 90067
Attention: Hamid R. Namazie
Facsimile: (310)956-3152

CRYSTAL FINANCIAL SBIC LP,
as Term Agent

By:
Name:	Matthew J. Governali
Title:	Authorized Signatory

Notice Address:

Crystal Financial SBIC LP
Two International Place, 17th Floor
Boston, Massachusetts 02110
Attention: Mirko Andric
Facsimile: (617) 428-8701

with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP
225 Franklin Street, 16th Floor
Boston, Massachusetts 02110
Attention: Sandra J. Vrejan
Facsimile: (617) 341-7001

ACKNOWLEDGMENT

The Obligors each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent to the terms thereof, agree to recognize all rights granted thereby to ABL Agent, ABL Claimholders, Term Agent, and Term Loan Claimholders, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Obligor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement.

[signature pages follow]

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

SPORT CHALET, INC.

By:
Name:	Howard Kaminsky
Title:	EVP and CFO

SPORT CHALET VALUE SERVICES, LLC

By:
Name:	Howard Kaminsky
Title:	Manager

SPORT CHALET TEAM SALES, INC.

By:
Name:	Howard Kaminsky
Title:	EVP and CFO